Question 77 H.  Changes in control of Registrant




Series 7 - Large Cap Growth Portfolio

During the period ended September 30, 2015, the SunAmerica Series Trust SunAmerica Dynamic Allocation Portfolio, (the Acquiring Portfolio), purchased shares of the Seasons Series Trust Large cap Growth Portfolio, a series of the registrant (the Acquired Portfolio), through a series of transactions. As of March 31, 2015, the Acquiring Portfolio owned approximately 23% of the Acquired Portfolio. As of September 30, 2015, the Acquiring Portfolio owned approximately 28% of the Acquired Portfolio.

Series 11 - Mid Cap Value Portfolio

During the period ended September 30, 2015, the SunAmerica
Series Trust SunAmerica Dynamic Strategy Portfolio, (the
Acquiring Portfolio), sold shares of the Seasons Series
Trust Mid Cap Value Portfolio, a series of the registrant
(the Acquired Portfolio), through a series of transactions.
As of March 31, 2015, the Acquiring Portfolio owned approximately 27% of the Acquired Portfolio. As of September 30, 2015, the Acquiring Portfolio owned approximately 18% of the Acquired Portfolio.

Series 12 - Small Cap Portfolio

During the period ended September 30, 2015, the SunAmerica
Series Trust SunAmerica Dynamic Strategy Portfolio, (the
Acquiring Portfolio), sold shares of the Seasons Series
Trust Small Cap Portfolio, a series of the registrant
(the Acquired Portfolio), through a series of transactions.
As of March 31, 2015, the Acquiring Portfolio owned approximately 17% of the Acquired Portfolio. As of September 30, 2015, the Acquiring Portfolio owned approximately 37% of the Acquired Portfolio.